UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________
FORM 8-K
__________________
Current Report
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 30, 2014 (May 27, 2014)
__________________
STONEGATE MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)
__________________

Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9190 Priority Way West Drive, Suite 300
Indianapolis, Indiana
(Address of principal executive offices)
Registrant’s telephone number, including area code: (317) 663-5100
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 29, 2014, The Board of Directors amended the Code of Regulations of Stonegate Mortgage Corporation (the "Company") by reducing the maximum number of Directors that can serve at one time from eleven to nine. The effective date of this amendment shall be June 2, 2014.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Shareholders of the Company was held on May 27, 2014. Shareholders voted on the matters set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a two-year term or until their successors shall be elected and qualified, based upon the following vote:

Nominee	Votes For	Withheld	Broker Non-Votes
Kevin Bhatt	14,750,764	3,059,205	2,924,646
Richard Kraemer	17,786,098	23,871	2,924,646
J. Scott Mumphrey	17,790,509	19,460	2,924,646

2.	The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014 was approved based upon the following vote:

Votes For	Against	Abstentions
13,321,103	10,220	0

Item 8.01     Other Events
On May 29, 2014, the Board of Directors appointed Richard Kraemer as Chairman of the Board of Directors of the Company in a non-executive capacity. Richard Mirro, the Company’s Lead Director, resigned from that position but will continue in his capacity as a Director of the Company, as Chairman of the Company’s Audit Committee, and as a member of the Company’s Corporate Governance and Nominating Committee.
See the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 17, 2014 for descriptions of Messrs. Kraemer’s and Mirro’s experience and qualifications.

Item 9.01    Financial Statements and Exhibits.

(a) - (c)	Not applicable.
(d)	Exhibits

Exhibit No.	Description
3.1	First Amendment to the Third Amended and Restated Code of Regulations

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION (Registrant)

Date: May 30, 2014	By:	/s/ Robert B. Eastep
Robert B. Eastep
Chief Financial Officer
(On behalf of the registrant and as its principal financial officer)